EXHIBIT 10.3

Advanced BioEnergy, LLC
Unit Appreciation Right Agreement
Amendment NO. 1

This Amendment No. 1 to Unit Appreciation Right Agreement (“Amendment”) is entered into as of the 4th day of August 2017 by and between Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), and Richard Peterson, a resident of Minnesota (“Peterson”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Original Agreement (as defined below).

RECITALS:

WHEREAS, the Company granted Peterson the Unit Appreciation Right Agreement dated as of January 18, 2013 (“Original Agreement”);

WHEREAS, the Company and Peterson have agreed to amend the Agreement in connection with formalizing unit appreciation right agreements dated as of January 28, 2015 (“2015 UAR”) and January 27, 2016 (“2016 UAR”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENT

1.Section 2 of the Original Agreement is replaced in its entirety with the following:

2. Expiration.

(a)Notwithstanding any other provision of this Award to the contrary, the UARs shall immediately expire and be of no further force and effect if the Unit holders do not approve of the UAR within twelve (12) months after the date of this Award in accordance with Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder, regardless of whether a Payment Date has been deemed to have occurred.

(b)This agreement expires on January 17, 2023.

2.Except as specifically amended herein, all terms and conditions of the Original Agreement remain in full force and effect.

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EXHIBIT 10.3

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first written above.

COMPANY:

Advanced BioEnergy, LLC

By: /s/ JD Schlieman

     JD Schlieman

     Chairman of the Board of Directors

AGREED TO AND ACCEPTED BY:

GRANTEE:

/s/ Richard Peterson
Richard Peterson